Exhibit 99.1

Contact: Cliff Stebe Chief Financial Officer, 636.946.6525

FOR IMMEDIATE RELEASE

LMI Aerospace Announces First Quarter 2017 Results

ST. LOUIS, May 10, 2017 -- LMI Aerospace Inc. (Nasdaq:LMIA) ("LMI" or the "Company"), a leading provider of design and aftermarket engineering services, and supplier of structural assemblies, kits and components to the aerospace and defense markets, announced its financial results for the first quarter ended March 31, 2017.

First Quarter Results

For the first quarter of 2017, net sales were $83.8 million, compared to $87.3 million in the first quarter of 2016. A net loss of $6.5 million, or $0.49 per diluted share, was realized in the first quarter of 2017, compared to a net loss of $1.8 million, or $0.14 per diluted share, in the first quarter of 2016.

Operating income for the first quarter of 2017, excluding $2.6 million of net unfavorable, non-recurring items, was $1.7 million. Non-recurring items in the first quarter of 2017 included $2.5 million of expenses related to the Company's pending merger with Sonaca. Diluted loss per share, excluding the impact of non-recurring items, was $0.29 in the first quarter of 2017. Operating income for the first quarter of 2016, excluding $1.1 million of net unfavorable, non-recurring items, was $4.5 million. Non-recurring items in the first quarter of 2016 included $0.9 million of restructuring expenses. Diluted loss per share, excluding the impact of non-recurring items, was $0.05 in the first quarter of 2016.

“Expected sales growth within our Aerostructures segment began to materialize in the first quarter of 2017,” said LMI Aerospace Chief Executive Officer Dan Korte. “We secured additional work on the Boeing 777X platform, bringing our total new content up to $224,000 per shipset. Even with this significant expansion of our content on this aircraft, we see opportunities to continue to grow our 777 work through new bids and by extending existing content.

“Rate readiness remains a key area of focus for us as we begin production ramp-ups on key commercial and business jet programs. In the first quarter, we made further investments in critical equipment and saw an increase in inventory spend to support anticipated demand, impacting cash flow. We remain on track to serve these key growth platforms.

“We look forward to the special shareholder meeting on June 8 for the vote to approve Sonaca’s acquisition of all shares of LMI stock, a key milestone in our progression toward closing the merger transaction.”

Segment Results

	Q1	Q1
($ in millions)	2017	2016

Net sales:
Aerostructures	$79.2	$77.0
Engineering Services	4.9	11.1
Eliminations	(0.3)	(0.8)
Total net sales	$83.8	$87.3

(Loss) income from operations:
Aerostructures (1)	$0.6	$3.5
Engineering Services	(1.4)	0.2
Eliminations	(0.1)	(0.3)
Total (loss) income from operations (1)	$(0.9)	$3.4
(1) The first quarter of 2017 includes $2.5 million of legal and other transaction costs associated with the Company's pending merger with Sonaca.

Aerostructures Segment

	Q1		Q1
Net Sales ($ in millions)	2017	% of Total	2016	% of Total

Large commercial aircraft	$45.0	56.8%	$44.8	58.2%
Corporate and regional aircraft	19.4	24.5%	17.3	22.5%
Military	9.2	11.6%	8.9	11.6%
Other	5.6	7.1%	6.0	7.7%
Total	$79.2	100.0%	$77.0	100.0%

Aerostructures revenue increased 2.9 percent to $79.2 million in the first quarter of 2017 from $77.0 million in the first quarter of 2016. The increase in net sales was primarily due to higher sales of $2.4 million on the Gulfstream G500/600 program and $1.6 million on the Bombardier C-Series program. Sales in the first quarter of 2017 on the Gulfstream G450/550 program decreased $1.8 million when compared to the prior-year period.

The Aerostructures segment generated gross profit of $13.0 million, or 16.4 percent of net sales, in the first quarter of 2017 versus $14.8 million, or 19.2 percent of net sales, in the first quarter of 2016.  The reduction in gross profit margin was primarily attributable to start-up and learning related to new programs, and inefficiencies integrating work from a rationalized facility.

Selling, general and administrative expenses were $12.4 million in the first quarter of 2017 versus $11.3 million in the first quarter of 2016. Excluding the impact of $2.5 million of legal and other transaction costs related to the merger with Sonaca, selling general and administrative expenses decreased $1.4 million in the first quarter of 2017 when compared to the first quarter of 2016 on lower restructuring costs and salary and related expenses of $1.0 million and $0.7 million, respectively.

Engineering Services Segment

	Q1		Q1
Net Sales ($ in millions)	2017	% of Total	2016	% of Total

Large commercial aircraft	$1.4	28.6%	$5.9	53.2%
Corporate and regional aircraft	1.7	34.7%	2.6	23.4%
Military	1.5	30.6%	2.2	19.8%
Other	0.3	6.1%	0.4	3.6%
Total	$4.9	100.0%	$11.1	100.0%

Engineering Services revenue decreased 55.9 percent to $4.9 million in the first quarter of 2017 from $11.1 million in the first quarter of 2016. The decline in net sales was primarily due to a decrease in maintenance and repair revenues of $2.3 million in addition to an overall decrease in demand for engineering services.

Gross loss for the segment was $0.5 million, or 10.2 percent of net sales, for the first quarter of 2017, compared to gross profit of $1.7 million, or 15.3 percent of net sales, for the prior-year period.  Lower volume and cost overruns on firm, fixed-price contracts negatively impacted the first quarter of 2017 when compared to the prior-year period.

Selling, general and administrative expenses for the segment were $0.9 million in the first quarter of 2017 compared to $1.5 million in the first quarter of 2016. Intangible asset amortization and salary and wage expenses were each lower in the first quarter of 2017 by $0.2 million when compared to the prior-year period.

Non-Segment

Interest expense was $5.2 million in the first quarter of 2017 compared to $5.3 million in the first quarter of 2016.

The Company recorded income tax expense of $0.01 million for the first quarter of 2017, compared to an income tax benefit of $0.2 million in the first quarter of 2016.

Increases in product inventory and capital spending to support expected higher demand in future periods unfavorably impacted cash flow and contributed to an increase in borrowings of $23.5 million on the Company's revolving credit facility in the first quarter of 2017. The Company's operations used cash of $16.4 million in the first quarter of 2017 and funded net capital expenditures of $8.1 million, resulting in negative free cash flow of $24.5 million. In the first quarter of 2016, the Company's operations used cash of $7.2 million and funded net capital expenditures of $2.4 million, resulting in negative free cash flow of $9.7 million.

Conference Call and Outlook for 2017

Due to the pending transaction to be acquired by Sonaca Group, the Company will not hold an earnings conference call for the first quarter of 2017 and will not be issuing guidance or financial targets at this time.

About LMI Aerospace

LMI Aerospace Inc. is a leading supplier of structural assemblies, kits and components and provider of engineering services to the commercial, business and regional, and military aerospace markets. Manufacturing more than 40,000 products for a variety of platforms and providing turnkey engineering capabilities to support aircraft lifecycles, LMI offers complete, integrated solutions in aerostructures, engineering and program management. Headquartered in St. Louis, LMI has 21 locations across the United States and in Mexico, the United Kingdom and Sri Lanka. For more information, visit: www.lmiaerospace.com.

The Company entered into a Plan of Merger with Sonaca, S.A. on February 16, 2017, as detailed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2017.

Additional Information and Where to Find It

In connection with the proposed merger with a wholly-owned indirect subsidiary of Sonaca S.A., the Company filed a definitive proxy statement and form of proxy with the SEC on Schedule 14A on April 24, 2017, which was also mailed to shareholders of the Company on or about April 28, 2017. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and shareholders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and shareholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://www.lmiaerospace.com or by directing a request to: LMI Aerospace, Inc., 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301, Attention: Corporate Secretary, (636) 946-6525.

Participants in the Solicitation
The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information about directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2016, as filed with the SEC on April 4, 2017, and its definitive proxy statement referenced above for its special meeting of shareholders. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed merger due to securities holdings, vesting of equity awards, rights to severance payments and other rights set forth in current employment agreements and prospective employment agreements that are expected to become effective as of the closing of the merger. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the merger the Company will file with the SEC and furnish to the Company’s shareholders.
Cautionary Statements Regarding Forward-Looking Statements

This news release may include forward-looking statements, including statements related to LMI's strategy and outlook for 2017 and beyond, and other statements based on current management expectations, estimates and projections. Such forward-looking statements are not guarantees and are inherently subject to various risks and uncertainties that could cause actual results and events to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things, uncertainties and risks arising from the announcement of and failure to consummate the proposed merger transaction, difficulties implementing the Company's growth strategy, continued decline in demand in the Engineering Services segment, the potential impact of changes regarding U.S. trade partnerships, treaties, and tax law, managing leverage resulting from our notes and revolving credit facility, complying with debt covenants with respect to such indebtedness and competitive pressures, as well as those Risk Factors detailed in the Company's Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2016, as filed with the SEC on April 4, 2017, and any risk factors set forth in our other filings with the Securities and Exchange Commission. Any forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

LMI Aerospace, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(Unaudited)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$723	$2,491
Accounts receivable, net	59,117	51,269
Inventories	130,259	122,761
Prepaid expenses and other current assets	4,566	3,586
Total current assets	194,665	180,107

Property, plant and equipment, net	101,175	99,515
Goodwill	62,482	62,482
Intangible assets, net	38,064	38,852
Other assets	2,454	2,676
Total assets	$398,840	$383,632

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$31,859	$29,378
Accrued expenses	20,594	25,543
Current installments of long-term debt and capital lease obligations	2,725	2,655
Total current liabilities	55,178	57,576

Long-term debt and capital lease obligations, less current installments	260,479	237,398
Other long-term liabilities	2,412	3,117
Total long-term liabilities	262,891	240,515

Shareholders’ equity:
Common stock, $0.02 par value per share; authorized 28,000,000 shares; issued 13,701,350 and 13,625,205 shares at March 31, 2017 and December 31, 2016, respectively	274	273
Preferred stock, $0.02 par value per share; authorized 2,000,000 shares; none issued at either date	—	—
Additional paid-in capital	101,630	99,955
Accumulated other comprehensive loss	(260)	(282)
Accumulated deficit	(20,873)	(14,405)
Total shareholders’ equity	80,771	85,541
Total liabilities and shareholders’ equity	$398,840	$383,632

Supplemental Balance Sheet Information:	March 31,	December 31,
	2017	2016
Product inventory	$93,387	$85,885
Capitalized contract costs	36,872	36,876
Total inventories	$130,259	$122,761

LMI Aerospace, Inc.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Amounts in thousands, except share and per share data)(Unaudited)

	Three Months Ended March 31,
	2017	2016

Sales and service revenue
Product sales	$78,572	$75,862
Service revenue	5,248	11,469
Net sales	83,820	87,331
Cost of sales and service revenue
Cost of product sales	65,363	60,336
Cost of service revenue	6,016	10,765
Cost of sales	71,379	71,101
Gross profit	12,441	16,230

Selling, general and administrative expenses:
Selling, general and administrative expenses	10,834	11,853
Merger expense	2,534	—
Restructuring expense	(20)	947
Total selling, general and administrative expenses	13,348	12,800
(Loss) income from operations	(907)	3,430

Other (expense) income:
Interest expense	(5,218)	(5,263)
Other, net	(333)	(90)
Total other expense	(5,551)	(5,353)

Loss before income taxes	(6,458)	(1,923)
Provision (benefit) for income taxes	10	(164)
Net loss	(6,468)	(1,759)
Other comprehensive income (loss):
Change in foreign currency translation adjustment	22	(13)
Total comprehensive loss	$(6,446)	$(1,772)

Amounts per common share:
Net loss per common share	$(0.49)	$(0.14)

Net loss per common share assuming dilution	$(0.49)	$(0.14)

Weighted average common shares outstanding	13,213,051	12,975,485

Weighted average dilutive common shares outstanding	13,213,051	12,975,485

LMI Aerospace, Inc.
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Operating activities:
Net loss	$(6,468)	$(1,759)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	4,462	4,900
Amortization of debt issuance cost	469	478
Stock based compensation	273	345
Other non-cash items	(47)	(65)
Changes in operating assets and liabilities:
Accounts receivable	(7,862)	(6,475)
Inventories	(7,654)	(4,740)
Prepaid expenses and other assets	(910)	(387)
Current income taxes	5	(38)
Accounts payable	4,781	7,388
Accrued expenses	(3,419)	(6,891)
Net cash used by operating activities	(16,370)	(7,244)
Investing activities:
Additions to property, plant and equipment	(8,101)	(2,418)
Proceeds from sale of property, plant and equipment	—	6
Net cash used by investing activities	(8,101)	(2,412)
Financing activities:
Proceeds from issuance of debt	—	1,465
Principal payments on long-term debt and notes payable	(666)	(874)
Advances on revolving line of credit	53,000	2,000
Payments on revolving line of credit	(29,500)	(2,000)
Other, net	(131)	—
Net cash provided by financing activities	22,703	591
Net decrease in cash and cash equivalents	(1,768)	(9,065)
Cash and cash equivalents, beginning of period	2,491	10,504
Cash and cash equivalents, end of period	$723	$1,439
Supplemental disclosure of noncash transactions:
Defined contribution plan funding in company stock	$1,535	$1,472

LMI Aerospace, Inc.
Selected Non-GAAP Disclosures
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,

	2017	2016

Non-GAAP Financial Information
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)(1):

Net loss	$(6,468)	$(1,759)
Income tax expense (benefit)	10	(164)
Depreciation and amortization	4,462	4,900
Stock-based compensation	762	752
Interest expense	5,218	5,263
Merger expense	2,534	—
Restructuring expense	(20)	947
Integration expense	58	31
Other, net	310	170
Adjusted EBITDA	$6,866	$10,140

Free Cash Flow (2):

Net cash used by operating activities	$(16,370)	$(7,244)
Less net capital expenditures	(8,101)	(2,412)
Free cash flow	$(24,471)	$(9,656)

(1) The Company believes Adjusted EBITDA is a measure important to many investors as an indication of operating performance by the business. We feel this measure provides additional transparency to investors that augments but does not replace the GAAP reporting of net income and provides a good comparative measure. Adjusted EBITDA is not a measure of performance defined by GAAP and should not be used in isolation or as a substitute for the related GAAP measure of net income.

(2) The Company believes Free Cash Flow is a measure of the operating cash flow of the Company that is useful to investors. Free Cash Flow is a measure of cash generated by the Company for such purposes as repaying debt or funding acquisitions. Free Cash Flow is not a measure of performance defined by GAAP and should not be used in isolation or as a substitute for the related GAAP measure of cash provided by operating activities.